EXHIBIT 10.8

                               DEWEYVILLE PROSPECT
                              WHITMAR AND TEXTERRA
                             PARTICIPATION AGREEMENT

                                TABLE OF CONTENTS

ARTICLE
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VI     SUBSEQUENT WELL PROPOSALS AND OTHER OPERATIONAL

                             PARTICIPATION AGREEMENT

     THIS AGREEMENT made and entered into as of the 20th. Day of June, 2006, by and between WHITMAR EXPLORATION COMPANY, an Oklahoma Corporation, having its offices located at 555 17th Street, Suite 880, Denver, CO 80202, (hereinafter called "WhitMar"), and TexTerra Exploration Partners, LP with an address of 99
Park Ave., 16th. Floor, New York, NY 10016 (hereinafter called "TexTerra").

     WITNESSETH:
     -----------

     WHEREAS, WhitMar owns approximately 1,054 acres of oil and gas leasehold
(the "Prospect Leasehold") in Newton County, Texas and Calcasieu Parish,
Louisiana, which leasehold is comprised of the leases described on Exhibit "A"
attached hereto and made a part hereof and which leasehold makes up WhitMar's
Deweyville Prospect, hereinafter referred to as "the Prospect". The Prospect covers the area colored in yellow on the plat attached hereto as Exhibit "A-1", which area is hereinafter referred to as the "Area of Mutual Interest" ("AMI");
and

     WHEREAS, WhitMar shall drill or shall cause to be drilled an exploratory test well on the Prospect Leasehold to the lesser of (a) a true vertical depth
("TVD") of 13,000 feet below the surface of the earth, or (b) a depth sufficient to adequately test the Yegua Y-3 through Y-7 Sands, defined as those sands occurring between the subsurface depth of 10,970 feet and 12,125 feet, as seen on the electric log of the Prairie Producing #3 Hankamer Well, situated in Sec.
5- T9S - R13W, Calcasieu Parish, Louisiana (the "Contract Depth"). Such
exploratory test well is hereinafter referred to as the "Prospect Test Well";
and

     WHEREAS, TexTerra hereby agrees to acquire from WhitMar an undivided interest in the entirety of the Prospect Leasehold sufficient to give TexTerra an undivided 2.5% working interest in the said Prospect Test Well, and TexTerra agrees to participate in the said well with a 2.5% working interest, and WhitMar hereby agrees to sell TexTerra a 2.5% working interest in such well, subject to the conditions and mutual covenants set forth in this agreement; and

     NOW, THEREFORE, for and in consideration of the promises and the respective obligations, duties and responsibilities of WhitMar and TexTerra to be kept and performed as hereinafter set forth, it is mutually agreed between WhitMar and
TexTerra as follows:

ARTICLE I. DEFINITIONS
           -----------

     Whenever used or referred to in this Agreement, unless otherwise expressly provided, the terms defined below shall have the meanings assigned to them in this Article. Such meanings shall apply equally to the singular and the plural.

     1.1 "Additional Interest" shall mean any oil and gas leasehold interest and/or mineral interest acquired within the AMI after the Initial Prospect Test
Well is drilled. It is understood that "Additional Interest" may include the acquisition of developed leasehold as well as undeveloped leasehold in the AMI.

     1.2 "Area of Mutual Interest" shall mean the area colored in yellow on the plat attached hereto as Exhibit "A".

     1.3 "Proposing Party" shall mean the party who has submitted a proposal to drill a development well in the Prospect.

     1.4 "Non-Proposing Party" shall mean the party receiving a proposal for consideration from the Proposing Party.

     1.5 " Prospect Test Well" as defined in the second paragraph of this
Agreement, shall mean the initial 13,000 foot well to be drilled on the Prospect
Leasehold to test Yegua Sands, which will be drilled or caused to be drilled by
WhitMar.

     1.6 "Operator" shall mean WhitMar Exploration Company in regard to any well drilled pursuant to this Agreement where WhitMar is a Participating Party. Where
WhitMar is a Non-Participating Party in a proposed well, the Participating
Parties shall mutually agree upon the Operator therein.

ARTICLE II. TERM
           -----

     2.1 This Agreement shall continue in force as to the Prospect Area as long as any lease subject to this Agreement (including extensions or renewals of same) is in full force and effect, unless otherwise extended or is terminated earlier by mutual agreement of the Parties.

ARTICLE III.  LEASEHOLD,GEOLOGICAL, GEOPHYSICAL AND WELL COSTS
            --------------------------------------------------

     3.1 Upon execution of this Agreement, TexTerra agrees to pay $10,000 for geological, geophysical and land costs for its participation in the Prospect.

     3.2 On or before December 1, 2006, WhitMar shall commence drilling, or shall cause to be commenced the drilling of the Prospect Test Well to Contract
Depth. TexTerra will participate in the said Prospect Test Well on a promoted basis, whereby TexTerra will pay for 3.3333% of the costs associated with drilling the said well to "casing point" for its 2.5% interest therein. "Casing
Point" as used herein means that point in time when the Prospect Test Well has been drilled and logged to Contract Depth and logged to its objective depth, and said well has been plugged and abandoned with the surface restored, or a recommendation has been made to set production casing and attempt completion.
Where a completion attempt is made and TexTerra elects to participate in such completion, the completion costs for the said Prospect Test well will be paid for on a "heads-up basis"; whereby TexTerra will pay 2.5% of such costs for its
2.5% interest in the said well.

     3.3 It is understood that WhitMar has negotiated a Turnkey Drilling
Contract with Greywolf Drilling Company for the Drilling of the Prospect Test
Well to Casing Point for $4,198,000, not including well site preparation costs and title costs, and after Greywolf has provided WhitMar with electric logs of the well bore, WhitMar and its partners will pay all costs to plug and abandon or to run production casing and attempt completion. Attached hereto as Exhibit
"B" is the Authority for Expenditure ("AFE") setting forth the estimated costs to drill and complete the Prospect Test Well, which AFE is based on the said turnkey contract. Upon execution of this Agreement, TexTerra shall execute the said AFE. Pursuant to the said turnkey drilling contract, the estimated costs to reach Casing Point in the Prospect Test Well are $4,423,000 without a contingency liner and $5,018,000 with the contingency liner. TexTerra's 3.3333%
share of such estimated costs to Casing Point is $147,432 without the contingency liner and $167,266 with the contingency liner.

     It is understood that the said AFE represents an estimate of the Prospect
Test Well costs only, and TexTerra shall pay the above said share of actual costs for the drilling and completion of the said well. Notwithstanding anything contained herein to the contrary, in the event that the costs incurred in the
Prospect Test Well should exceed 125% of the AFE amounts for before Casing Point costs, then TexTerra shall participate in all costs incurred thereafter in the
Prospect Test Well to the extent of its 2.50% interest. In the event that costs incurred in the Prospect Test Well exceed 150% of AFE, WhitMar shall issue a supplemental AFE detailing the costs

remaining to be incurred in the Prospect Test Well, and TexTerra shall have the right to either execute said supplemental AFE and continue participation in such well, or to withdraw from participation in the Prospect Test Well and be relieved of further liability or obligation with respect to such well as of the date of such election. In such event, TexTerra shall forfeit all rights under this Agreement, including the price paid to participate in this prospect.

     3.4 Inasmuch as Greywolf Drilling Company has required that WhitMar shall prepay into escrow the agreed upon turnkey drilling amount, TexTerra hereby agrees to prepay its agreed upon 3.3333% share of drilling costs to casing point as shown in the said AFE. No sooner than thirty (30) days prior to spud date,
WhitMar will provide TexTerra with a bill for its 3.3333% share of drilling costs, as shown in the said AFE, less the contingency liner estimate, and
TexTerra shall immediately fund such costs to WhitMar.

     3.5 It is understood that by participating in the Prospect Test Well, pursuant to Article 3.2 above, TexTerra will earn the right to participate in any development well proposed in the future in the Prospect on a "heads-up basis" for its 2.5% share of the Prospect Leasehold.

ARTICLE IV.  INTERESTS EARNED AND ASSIGNMENTS
             ---------------------------------

     4.1 Upon the execution of this Agreement, and upon WhitMar's receipt of all payments due from TexTerra pursuant to Articles III. of this Agreement, WhitMar shall assign to TexTerra an undivided 2.50% of the Prospect Leasehold, which leasehold interest will be subject to twenty eight percent (28%) royalty and overriding royalty burdens identified on Exhibit "A", leaving TexTerra with a seventy-two percent (72%) net revenue interest ("NRI") in the Prospect
Leasehold. Such assignment by WhitMar to TexTerra shall be on a form substantially identical to the form of assignment attached hereto and made a part hereof as Exhibit "D".

     4.2 If the Prospect Test Well is completed as a producer, TexTerra will be entitled to production revenues from said well allocable to its 2.5% working interest at a 72% NRI, and TexTerra will be responsible for 2.5% of the facility costs, operating costs and expenses allocable to said well.

ARTICLE V. OPERATING AGREEMENTOPERATING AGREEMENT
          ---------------------------------------

     5.1 Any well drilled in the Prospect shall be drilled pursuant to the
Operating Agreement attached hereto as Exhibit "C". The AMI of this agreement shall be the Contract

Area of said Operating Agreement. In the event of any conflict between the terms and provisions of this Agreement and the Operating Agreement, this Agreement shall prevail.

ARTICLE VI. SUBSEQUENT WELL PROPOSALS AND OTHER OPERATIONAL
           ------------------------------------------------
ACTIVITIES
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     6.1 After the said Prospect Test Well is drilled, any party hereto may propose the drilling of an additional well in the Prospect Area. The proposal shall be in writing, setting forth the location of the proposed well, depth and formation(s) to be tested, and a detailed cost estimate. The Non-Proposing Party or Parties shall have thirty (30) days or such lesser period as is set out by the Proposing Party in the proposal to the Non-Proposing Party necessitated by particular circumstances such as rig availability, threatened termination of leasehold or other relevant factors. In no event shall the period be less than ten (10) days excluding Saturday, Sunday, and legal banking holidays after receipt of such proposal, within which to notify the Proposing Party of its election to participate in the drilling of such well. Failure to so advise the
Proposing Party within the prescribed period shall constitute an election not to participate in said well.

     6.2 If an election is made by all Non-Proposing Parties to participate in the proposed well, all costs and expenses in accordance with the drilling and equipping of such well shall be borne on a "heads-up basis" by the participating parties for their respective interest herein.

     6.3 If WhitMar as the Proposing Party and/or if WhitMar, as a Non-Proposing
Party elects to participate in the proposed well, and if there is no third party operator involved, WhitMar will operate the said well. If WhitMar elects not to participate in the proposed well, the participating parties shall mutually agree on an Operator.

     6.4 If any party elects not to participate for its proportionate share in an additional well proposed hereunder, such party relinquishes its leasehold position in the proposed well with no retention of any beneficial interest therein, LESS AND EXCEPT any rights earned hereunder in the Prospect Test Well and leasehold rights covering production therefrom; this being commonly referred to as an "in or out" provision.

     6.5 All other operational activities in the Prospect shall be governed by the Operating Agreement attached hereto as Exhibit "C".

ARTICLE VII. AREA OF MUTUAL INTEREST:AREA OF MUTUAL INTEREST LAND PURCHASES
---------------------------------------------------------------------------

     7.1 In the event any party hereto acquires an Additional Interest covering lands situated in whole or in part within the Area of Mutual Interest, the acquiring party (hereinafter referred to as "Proposing Party") shall promptly notify the non-acquiring party (hereinafter referred to as "Non-Proposing
Party") of such Additional Interest and shall attach a copy of the instrument evidencing same, together with all title materials in its possession and an itemized statement of the acquisition costs attributable to each such interest.
Such acquisition costs shall exclude any overhead, financial or other internal costs incurred by the Proposing Party. The Non-Proposing Party shall have the option to acquire its proportionate share of the Additional Interest on a "heads up basis", pursuant to Article 3.1 herein, by notifying the Proposing Party of its election in writing within fifteen (15) days after receipt of such offer; or
within forty eight (48) hours exclusive of Saturdays, Sundays and legal banking holidays of receipt of such offer in the event a drilling rig is drilling or standing by and accumulating charges anywhere within the proposed area in which the Additional Interest is located after receipt of such offer. Failure of a
Non-Proposing Party to so notify the Proposing Party in the specified time period shall be deemed an election not to participate. Should the Non-Proposing
Party elect to acquire its proportionate share of said interest, such party shall, within thirty (30) days of its election pay to the Proposing Party its share of the acquisition costs or assume its proportionate share of any contractual commitment necessary to earn such Additional Interest. Upon such payment, the Proposing Party shall promptly execute and deliver to the
Non-Proposing Party an assignment for its share of such interest, in customary form and containing a "By, Through and Under" Warranty as to title of the
Additional Interest assigned. If the Proposing Party does not receive timely payment from the parties who elect to so participate, the Proposing Party may give such non-paying parties certified written notice that failure to receive such payment in five (5) days shall be deemed an election by such non-paying party to not participate in the acquisition of such interest.

     7.2 It is understood that any Additional Leasehold Interest acquired in the form of oil and gas leasehold shall be subject to the royalty and overriding royalty burdens identified on Exhibit "A". referred to in Article 4.1 hereinabove.

     7.3 It is understood and agreed that the terms and provisions of this
Article VII do not

apply to the acquisition by a party to this Agreement of developed or undeveloped leasehold in the AMI acquired as a result of a merger, reorganization, consolidation, or acquisition of all or substantially all of another company's assets.

ARTICLE VIII.  PREFERENTIAL RIGHTS
               -------------------

     8.1 Prior to the drilling of the Initial Prospect Test Well, should
TexTerra desire to sell or farmout all or any part of its leasehold interest acquired pursuant to this Agreement to any party other than an affiliate of
TexTerra or a party controlled by TexTerra, it shall promptly give written notice to WhitMar, with full information concerning the proposed sale or farmout, which shall include the name and address of the prospective buyer or farmee (who must be ready, willing and able to perform under the terms and conditions of the sale or farmout), and all other terms of the proposed sale or farmout. WhitMar shall then have a preferential right for a period of twenty
(20) days after receipt of the notice, to elect to buy or farmin the interest of
TexTerra on the same terms and conditions. For the purposes of this Agreement, the terms "farmout" and "farmin" shall be deemed as follows: A contract in which one party agrees to assign to another, in whole or in part, leasehold interests in certain acreage upon completion of drilling obligations and the performances of any other covenants and conditions therein contained.

     8.2 It is understood that this provision shall not apply in the case of a merger, consolidation, and/or assignment to a corporate parent, subsidiary or affiliate that is controlled by TexTerra and/or the principals of TexTerra.

ARTICLE IX. NOTICES AND PROPOSALS
           ----------------------

     9.1 Except as otherwise provided, all notices and proposals that are required to be given herein shall be given in writing and delivered by first class, registered or certified mail, recognized courier service, and/or by telephone facsimile and addressed to the party to which such notice is given as follows:

          TexTerra Exploration Partners, LP   WhitMar Exploration Company
          99 Park Ave, 16th. Floor            555 17th. Street, Suite 880
          New York, NY 10016                  Denver, Co 80202
          Attn: Dmitry Vilbaum                Attn:  Whitney H. Marvin
          (718) 974-0864                      (303) 991-9400

     9.2 The time periods specified herein in which a Non-Proposing Party must make a response shall commence on the date the originating notice or proposal is received by the Non-Proposing Party. Should the notice period end on a Saturday,
Sunday or legal banking holiday, the notice period shall be extended to end on the next successive workday.

ARTICLE X. ASSIGNABILITY
          --------------

     10.1 Prior to the drilling and completion or plugging and abandonment of the Prospect Test Well, the rights hereby granted to TexTerra may not be assigned or transferred, in whole or in part, without the express written consent of WhitMar being first obtained (which consent shall not be unreasonably withheld). Mergers, consolidation, and assignments to a corporate parent, subsidiary, investor or affiliate shall not be deemed a transfer or assignment requiring the consent of the other party; likewise an assignment to any entity, domestic or foreign, that is controlled by TexTerra and/or the principals of
TexTerra shall not be deemed a transfer or assignment requiring the consent of
WhitMar. After the drilling of the Initial Prospect Test Well, the rights hereby granted to TexTerra may be freely assigned.

ARTICLE XI. TAXATION
           ---------

     11.1 This Agreement is not intended to create, and shall not be construed to create, a relationship, a partnership, or an association for profit between or among the parties hereto. Notwithstanding any provisions herein that the rights and liabilities hereunder are several and not joint or collective, or that this Agreement and operations hereunder shall not constitute a partnership, if for Federal income tax purposes this Agreement and the operations hereunder are regarded as a partnership, each party hereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter "1",
Subtitle "A", of the Internal Revenue Code of 1986, as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Any operator designated under the terms of this Agreement is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United
States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by
Federal Regulations 1.761-(2). Should there be any requirement that each party, hereby affected, give further evidence of this election, each such party shall execute such

documents and furnish such other evidence as may be required by the Federal
Internal Revenue Service or as may be necessary to evidence this election. No party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the State or
States in which the area covered by this Agreement is located or any future income tax laws of the United States contain provisions similar to those in
Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1986,
under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

ARTICLE XII. MISCELLANEOUS
            --------------

     12.1 This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, shall be governed by and construed in accordance with the laws of the State of Texas, and may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     12.2 It is understood that if this Agreement is not fully executed by
TexTerra and returned to WhitMar within fifteen (15) days from the date set forth hereinabove, WhitMar may terminate this Agreement.

     12.3 It is understood that the only consequence of WhitMar's failure to timely commence the drilling of the Prospect Test Well contemplated herein shall be the ipso facto cancellation of this Agreement in its entirety and WhitMar's immediate return of all funds paid by TexTerra to WhitMar

IN WITNESS THEREOF, THIS INSTRUMENT IS EXECUTED ON THIS THE 13th
DAY OF July 2006.

WITNESS:                      WHITMAR EXPLORATION COMPANY
/s/                           /s/ Whitney H. Marvin
-----------------------       -----------------------------------
                              Whitney H. Marvin, President

WITNESS:                      TEXTERRA EXPLORATION PARTNERS, LP
                              By Terra Resources, Inc., its General Partner

/s/ Eric Weiss                /s/ Dan Brecher
-----------------------       -----------------------------------
                              By:  Dan Brecher, Managing Director